UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 27, 2016

PZENA INVESTMENT MANAGEMENT, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33761	20-8999751
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

320 Park Avenue, 8th Floor, New York, New York	10022
(Address of Principal Executive Offices)	Zip Code

Registrant’s Telephone Number, Including Area Code: (212) 355-1600

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act.
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On June 27, 2016, Pzena Investment Management, Inc. (the “Company”) announced that Gary J. Bachman, its Chief Financial Officer, will move to the position of Chief Operating Officer and become a member of our operating company’s Executive Committee, effective July 1, 2016. Information on Mr. Bachman’s background is contained in Pzena’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

Pzena also announced that Jessica R. Doran has been appointed to the position of Chief Financial Officer and Treasurer, effective July 1, 2016. Ms. Doran, 34, has spent over ten years with Pzena working across various functions including operations, internal audit and most recently as the Manager of Financial Reporting. Ms. Doran received her M.S. in Accounting from Fordham Graduate School of Business in 2014 and received her B.A. in Economics and Management from Gettysburg College in 2003.

A copy of the news release is furnished herewith as Exhibit 99.1.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

99.1 Press release, dated June 27, 2016, of Pzena Investment Management, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pzena Investment Management, Inc.

Dated: June 27, 2016	By:	/s/Joan Berger
Name: Joan Berger
Title: General Counsel

EXHIBIT INDEX

Exhibit No.	Document
99.1	Press release, dated June 27, 2016, of Pzena Investment Management, Inc.